================================================================================

                                                                  EXECUTION COPY

                                IMED CORPORATION

                        IMED INTERNATIONAL TRADING CORP.

                                  $200,000,000

               9 3/4% Series A Senior Subordinated Notes due 2006

                               Purchase Agreement

                                November 19, 1996

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                            BT SECURITIES CORPORATION

                            BEAR, STEARNS & CO. INC.

                               PARIBAS CORPORATION

================================================================================

                                IMED CORPORATION

                        IMED INTERNATIONAL TRADING CORP.

                                  $200,000,000

               9 3/4% Series A Senior Subordinated Notes due 2006

                               PURCHASE AGREEMENT

                                                               November 19, 1996


DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION
BT SECURITIES CORPORATION
BEAR, STEARNS & CO. INC.
PARIBAS CORPORATION

c/o Donaldson, Lufkin & Jenrette
      Securities Corporation
    277 Park Avenue
    New York, New York 10005

Ladies and Gentlemen:

      IMED Corporation, a Delaware corporation ("IMED"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), BT Securities Corporation, Bear, Stearns & Co. Inc. and Paribas Corporation (each, an "Initial Purchaser" and collectively the "Initial Purchasers") an aggregate of $200,000,000 in principal amount of its 9 3/4% Series A Senior Subordinated Notes due 2006 (the "Series A Notes"), subject to the terms and conditions set forth herein. The Series A Notes are to be issued pursuant to the provisions of an indenture (the "Indenture") to be dated as of November 26, 1996 among IMED, the Initial Guarantor (as defined below) and United States Trust Company of New York, as trustee (the "Trustee"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes." Prior to the Merger (as defined below), the Notes will be guaranteed on a senior subordinated basis by IMED International Trading Corp. (the "Initial Guarantor"), being IMED's only domestic subsidiary (other than IMED Merger Sub (as defined below)) as of the Closing Date (as defined below). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

      The Series A Notes are being issued and sold in connection with an Agreement and Plan of Merger (the "Merger Agreement") dated as of August 23, 1996, by and among IMED, IMED Merger Sub, Inc. ("IMED Merger Sub"), IVAC Holdings, Inc. ("IVAC Holdings"), IVAC Medical Systems, Inc. ("IVAC Medical Systems") and certain stockholders of IVAC Holdings. Pursuant to the Merger Agreement, IMED Merger Sub will be merged with and into IVAC Holdings (the "Initial Merger") and IVAC Holdings will continue as the surviving corporation of the Initial Merger. Immediately following the Initial Merger, IMED will be merged with and into IVAC Holdings and IVAC Medical Systems will be merged with and into IVAC Holdings (the "Secondary Mergers" and together with the Initial Merger, the "Merger") and IVAC Holdings will continue as the surviving corporation of the Second Merger. As used herein, the "Surviving Company" shall refer to IVAC Holdings after the Merger.

      Immediately subsequent to the Merger, the Surviving Company will execute and deliver (i) an assumption agreement pursuant to which the Surviving Company will assume all of the obligations of IMED under the Series A Notes and the Indenture (the "Note Assumption"), (ii) an assumption agreement pursuant to which the Surviving Company will assume all of the obligations of IMED under the Registration Rights Agreement (as defined herein) (the "Registration Rights Assumption") and (iii) an assumption agreement pursuant to which the Surviving Company will assume the obligations of IMED hereunder (the "Purchase Assumption"). In addition, immediately subsequent to the Merger, IVAC Overseas Holdings, Inc. (the "Second Guarantor") will execute and deliver (i) a supplemental indenture (the "Supplemental Indenture") pursuant to which the Second Guarantor will guarantee the Notes on a senior subordinated basis, (ii) the Registration Rights Assumption pursuant to which the Second Guarantor will become a party to the Registration Rights Agreement and (iii) the Purchase Assumption pursuant to which the Second Guarantor will become a party hereunder. As used herein, the "Company" shall refer to IMED prior to the Merger and to the Surviving Company following the Merger, the "Guaranteeing Subsidiaries" shall refer to the Initial Guarantor and the Second Guarantor and the "Subsidiary Guarantees" shall refer to the guarantees of the Notes by either or both of the Guaranteeing Subsidiaries.

      IMED will use (i) the proceeds from the sale to the Initial Purchasers of the Series A Notes, (ii) borrowings under a credit agreement (the "New Credit Facility") by and among IMED, Advanced Medical, Inc., IMED's corporate parent ("Advanced Medical"), Donaldson, Lufkin & Jenrette Securities Corporation, Bankers Trust Company, Banque Paribas and the other lenders party thereto, (iii) the proceeds of a capital contribution (the "Capital Contribution") of approximately $20.0 million from Advanced Medical and (iv) existing cash balances to: (a) pay the aggregate cash consideration to be paid in connection with the Initial Merger, (b) repay the indebtedness outstanding under the existing revolving credit facility, dated as of April 2, 1990 (as amended on August 12, 1994), between IMED and General Electric Capital Corporation (the "IMED Credit Facility"), (c) repay the indebtedness outstanding under the existing revolving credit facility, dated as of March 29, 1996, by and among IVAC Holdings, IVAC Medical Systems, Chemical Bank and the lenders party thereto (the "IVAC Credit Facility"), (d) repay the 13.2% Junior Subordinated Notes due 2006 of IVAC Holdings (the "Junior Subordinated Notes"), (e) repurchase the Senior Notes due 2002 of IVAC Medical Systems (the "Existing Senior Notes") in connection with the tender offer and consent solicitation pursuant to the Offer to Purchase and Consent Solicitation Statement of IVAC Medical Systems, dated as of October 16, 1996 as amended and supplemented (the "Tender Offer and Consent Solicitation") and (f) pay transaction fees and expenses.

      1. Offering Memorandum. The Series A Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). IMED has prepared a preliminary offering memorandum, dated October 31, 1996 (the "Preliminary Offering Memorandum") and a final offering memorandum, dated November 19, 1996 (the "Offering Memorandum"), relating to the Series A Notes.

      Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Series A Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

            "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING

      ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (d) TO AN INSTITUTIONAL `ACCREDITED INVESTOR' (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF THE SECURITIES ACT (AN `INSTITUTIONAL ACCREDITED INVESTOR') THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER WILL BE REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

      2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, IMED agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree to purchase from IMED, the principal amounts of Series A Notes set forth opposite the name of such Initial Purchaser on Schedule A hereto at a purchase price equal to 97% of the principal amount thereof (the "Purchase Price").

      3. Terms of Offering. The Initial Purchasers have advised IMED that the Initial Purchasers will make offers (the "Exempt Resales") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (ii) a limited number of other institutional "accredited investors," as defined in Rule 501(a) (1), (2), (3) or (7) under the Act, that make certain representations and agreements to the Company (each, an "Accredited Institution") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer the Series A Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

      Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the

Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Company's 9 3/4% Series B Senior Subordinated Notes due 2006 (the "Series B Notes"), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Series A Notes and to use its best efforts to cause such Registration Statements to be declared effective and consummate the Exchange Offer. This Agreement, the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement, the Purchase Assumption, the Note Assumption, the Supplemental Indenture and the Registration Rights Assumption are hereinafter sometimes referred to collectively as the "Operative Documents."

      4. Delivery and Payment. (a) Delivery of, and payment of the Purchase Price for, the Series A Notes shall be made at the offices of Gordon Altman Butowsky Weitzen Shalov & Wein at 114 West 47th Street, New York, New York 10036, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on November 26, 1996 or at such other time as shall be agreed upon by the Initial Purchasers and IMED. The time and date of such delivery and the payment are herein called the "Closing Date."

      (b) One or more of the Series A Notes in definitive form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes (collectively, the "Master Note"), shall be delivered by IMED to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by IMED against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of IMED. The Master Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

      5. Agreements of the Company and the Guaranteeing Subsidiaries. Each of the Company and the Guaranteeing Subsidiaries hereby agrees with the Initial Purchasers as follows:

            (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other regulatory authority and (ii) of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

            (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. Subject to the Initial Purchasers' compliance with applicable state and federal securities laws, the Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

            (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum during the period set forth in Section 5(j), unless the Initial Purchasers shall previously have been advised thereof and shall not have objected thereto within seven business days of being furnished a copy thereof (or such shorter period as is reasonably required to comply with Section 5(d)). The Company shall promptly prepare upon the Initial Purchasers' request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that the Initial Purchasers believe necessary or advisable in connection with Exempt Resales.

            (d) If, after the date hereof and during the period set forth in
      Section 5(j), any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Preliminary Offering Memorandum or Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if it is necessary to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum to comply with any law, statute, rule or regulation, to forthwith prepare an appropriate amendment or supplement to such Preliminary Offering Memorandum or Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Preliminary Offering Memorandum or Offering Memorandum will comply with applicable law.

            (e) To cooperate with the Initial Purchasers and the counsel to the Initial Purchasers in connection with the registration or qualification of the Series A Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request in writing at least five business days prior to any proposed transfer and to continue such qualification in effect so long as required for the Exempt Resales; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

            (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated to pay and be responsible for all costs, expenses, fees and taxes in connection with or incident to (i) the preparation, printing, processing, duplicating, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements required pursuant hereto), and all amendments or supplements thereto required pursuant hereto, (ii) the preparation, printing, processing, execution, distribution and delivery of this Agreement, the other Operative Documents, all preliminary and final Blue Sky memorandum printed, distributed and delivered in connection herewith and with the Exempt Resales, (iii) the issuance, transfer and delivery of the Notes and the Subsidiary Guarantees to the Initial Purchasers, (iv) the registration or qualification of the Notes and the Subsidiary Guarantees for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in Section 5(e) (including, in each case, the fees and disbursements of counsel to the Initial Purchasers relating to such registration or qualification and memoranda relating thereto), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof),
      (vii) the fees, disbursements and expenses of the Company's counsel and accountants, (viii) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (ix) all fees and expenses (including fees and expenses of counsel to the Company) of the Company in connection with the approval of the Notes by DTC for "book-entry" transfer, (x) the rating of the Notes by investment rating agencies, (xi) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Notes and (xii) the performance by the Company of its other obligations under this Agreement and the other Operative Documents.

            (g) To use the proceeds from the sale of the Series A Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

            (h) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

            (i) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers, the QIBs or the Accredited Investors of the Series A Notes.

            (j) For so long as any of the Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.

            (k) To cause the Exchange Offer to be made in the appropriate form to permit registered Series B Notes to be offered in exchange for the Series A Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

            (l) To comply with all of its agreements set forth in the Registration Rights Agreement and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

            (m) To use its best efforts to effect the inclusion of the Series A Notes in PORTAL and to obtain approval of the Notes by DTC for "book-entry" transfer.

            (n) During a period of five years following the Closing Date, to deliver without charge to the Initial Purchasers promptly upon their becoming available (i) all reports or other publicly available information that the Company shall mail or otherwise make available to its stockholders and (ii) all reports, financial statements and proxy or information statements filed by the Company or its subsidiaries with the Commission or any national securities exchange and such other publicly available information concerning the Company or its subsidiaries, including without limitation, press releases, as the Initial Purchaser may reasonably request.

            (o) Not to, and to cause its affiliates not to, offer, sell, contract to sell or grant any option to purchase or otherwise transfer or dispose of any Notes or any other debt security issued by the Company or any of its subsidiaries (other than a private loan, credit or financing agreement with a bank or similar financing institution) or any security convertible into or exchangeable or exercisable for any such debt security, for a period of 120 days after the Closing Date, without the Initial Purchasers' prior written consent, except for (i) sales or transfers between affiliates of the Company and the Company or any of its subsidiaries, (ii) the issue and exchange of Series B Notes for Series A Notes in the Exchange Offer, (iii) the purchase of the Existing Senior Notes in connection with the Tender Offer and Consent Solicitation and
      (iv) the repayment of the indebtedness outstanding under the Junior Subordinated Notes.

            (p) During the period set forth in Section 5(j), to furnish to the Initial Purchasers, as soon as they have been prepared by the Company a copy of any consolidated financial statements of the Company for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum.

            (q) As soon as practicable following the Merger, the Surviving Company will take all actions and make all filings necessary to qualify as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification.

            (r) To do and perform all things required to be done and performed under this Agreement by it that are within its control prior to the Closing Date and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Series A Notes that are within its control.

      6. Representations and Warranties of the Company and the Guaranteeing Subsidiaries. As of the date hereof, each of the Company and the Guaranteeing Subsidiaries represents and warrants to each of the Initial Purchasers that:

            (a) The Preliminary Offering Memorandum and the Offering Memorandum have been prepared in connection with the Exempt Resales. The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to IMED in writing by the Initial Purchasers expressly for use therein. IMED acknowledges for all purposes under this Agreement that the statements set forth in the last paragraph on the cover page and in the first and second sentences of the third paragraph and the fourth sentence of the fourth paragraph under the caption "Plan of Distribution" in the Offering Memorandum constitute the only written information furnished to IMED by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum (or any amendment or supplement thereto). No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

            (b) When the Series A Notes are issued and delivered pursuant to this Agreement, no Series A Note will be of the same class (within the meaning of Rule 144A under the Act) as securities of IMED that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

            (c) Immediately prior to the Initial Merger, the entities listed on Schedule B hereto will be the only subsidiaries, direct or indirect, of IMED. All of the issued and outstanding shares of capital stock of, or other ownership interests in, each such subsidiary has been duly and validly authorized and issued, and all of the shares of capital stock of, or other ownership interests in, each such subsidiary are owned, directly or indirectly, by IMED. All such shares of capital stock are fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights and are owned free and clear of any security interest, mortgage, pledge, claim, lien, limitation on voting rights or encumbrance (each, a "Lien"), except for Liens granted pursuant to the IMED Credit Facility and the New Credit Facility. There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any such subsidiary.

            (d) After giving effect to the Merger, the entities listed on Schedule C hereto will be the only subsidiaries, direct or indirect, of the Surviving Company. After giving effect to the Merger, the Surviving Company will own, directly or indirectly, all of the issued and outstanding capital stock of, or other ownership interests in, each such subsidiary and all of the issued and outstanding shares of capital stock of, or other ownership interests in, each such subsidiary will have been duly and validly authorized and issued all such shares of capital stock will have been fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights and will be owned free and clear of any Lien, except for Liens granted pursuant to the New Credit Facility. There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any such subsidiary.

            (e) IMED and each of its subsidiaries is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is currently being conducted and as described in the Offering Memorandum, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect (as defined below) on IMED. Immediately following the Merger, the Surviving Company and each of its subsidiaries will be a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, will have the corporate power and authority to own, lease and operate its properties and to conduct its business as it is currently being conducted and as described in the Offering Memorandum, and the subsidiaries of the Surviving Company will be duly qualified and will be in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Surviving Company. As used herein, "Material Adverse Effect" shall mean, with respect to any Person, any effect or group of related or unrelated effects that (i) would be reasonably expected, individually or in the aggregate, to result in a material adverse effect on the assets, properties, business, results of operations, condition (financial or otherwise) or prospects of such Person and its subsidiaries, taken as a whole or (ii) would interfere with, adversely affect or question the validity of (A) the execution, delivery and performance of any of the Operative Documents, the issuance of the Notes and the Subsidiary Guarantees or the consummation of this Agreement,
      (B) the performance by each Person and each of its subsidiaries of its respective agreements and obligations under this Agreement or the consummation of the transaction contemplated thereby or (C) the consummation of the Merger.

            (f) IMED has full corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement, the New Credit Facility, this Agreement, the Indenture, the Registration Rights Agreement and the other Operative Documents to which it is a party and to consummate the transactions contemplated by the Merger Agreement, the New Credit Facility this Agreement and the other Operative Documents to which it is a party, and to issue, sell and deliver the Series A Notes pursuant to this Agreement. IMED Merger Sub has full corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement. The Initial Guarantor has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the New Credit Facility, the Registration Rights Agreement and the other Operative Documents to which it is a party and to consummate the transactions contemplated by this Agreement and the other Operative Documents to which it is a party, and to issue, sell and deliver its Subsidiary Guarantee pursuant to this Agreement. The Merger Agreement has been duly authorized and validly executed and delivered by IMED and IMED Merger Sub and constitutes a valid and legally binding agreement of IMED and IMED Merger Sub, enforceable against IMED and IMED Merger Sub in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (g) Immediately subsequent to the Initial Merger, IVAC Holdings will have full corporate authority to execute, deliver and perform its obligations under the Note Assumption, the Registration Rights Assumption, the Purchase Assumption and to consummate the transactions contemplated by the Note Assumption, the Registration Rights Assumption, the Purchase Assumption and the Secondary Mergers. Immediately subsequent to the Initial Merger, the Second Guarantor will have full corporate authority to execute, deliver and perform its obligations under its Subsidiary Guarantee, the Supplemental Indenture, the Registration Rights Assumption, the Purchase Assumption and to consummate the transactions contemplated by the Supplemental Indenture, the Registration Rights Assumption, the Purchase Assumption. Upon consummation of the Secondary Mergers, IVAC Medical Systems will be merged with and into IVAC Holdings, and IMED will be merged with and into IVAC Holdings, with IVAC Holdings surviving the Secondary Mergers.

            (h) This Agreement has been duly authorized and validly executed and delivered by IMED and the Initial Guarantor and constitutes a valid and legally binding agreement of IMED and the Initial Guarantor, enforceable against IMED and the Initial Guarantor in accordance with its terms (assuming the due execution and delivery hereof by the Initial Purchasers), except as (i) rights to indemnity and contribution hereunder may be limited by applicable law, (ii) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (iii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (i) Immediately subsequent to the Merger, this Agreement and the Purchase Assumption will be duly authorized by the Surviving Company and the Second Guarantor and the Purchase Assumption will be validly executed and delivered by the Surviving Company and the Second Guarantor. When the Purchase Assumption is executed and delivered, this Agreement will be a valid and legally binding agreement of the Surviving Company and each of the Guaranteeing Subsidiaries, enforceable against the Surviving Company and each of the Guaranteeing Subsidiaries in accordance with its terms, except as (i) rights to indemnity and contribution hereunder may be limited by applicable law, (ii) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (iii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (j) The Indenture has been duly authorized by IMED and the Initial Guarantor and, on the Closing Date, will have been validly executed and delivered by IMED and the Initial Guarantor and will conform to the description thereof in the Offering Memorandum. When the Indenture has been duly executed and delivered by IMED and the Initial Guarantor, the Indenture will be a valid and legally binding agreement of IMED and the Initial Guarantor, enforceable against IMED and the Initial Guarantor in accordance with its terms (assuming the due execution and delivery of the Indenture by the Trustee), except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (k) Immediately subsequent to the Merger, the Note Assumption will be duly authorized and validly executed and delivered by the Surviving Company and the Supplemental Indenture will be duly authorized and validly executed and delivered. Immediately subsequent to the Merger, the Indenture will be duly authorized by the Surviving Company and the Second Guarantor and, when the Note Assumption and the Supplemental Indenture are executed and delivered, the Indenture will be a valid and legally binding agreement of the Surviving Company and each of the Guaranteeing Subsidiaries, enforceable against the Surviving Company and each of the Guaranteeing Subsidiaries in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (l) The Series A Notes have been duly authorized by IMED and, on the Closing Date, will have been validly executed and delivered by IMED and will conform to the description thereof in the Offering Memorandum. When the Series A Notes are issued, authenticated and delivered in accordance with the Indenture and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Notes will constitute valid and legally binding obligations of IMED, enforceable against IMED in accordance with their terms, and will be entitled to the benefits of the Indenture (assuming the due execution and delivery of the Indenture by the Trustee), except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (m) Immediately subsequent to the Merger, the Series A Notes will be duly authorized by the Surviving Company. When the Note Assumption is executed and delivered, the Series A Notes will be the valid and legally binding obligations of the Surviving Company, enforceable against the Surviving Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (n) Immediately subsequent to the Merger, the Series B Notes will be duly authorized by the Surviving Company. When the Note Assumption is executed and delivered and when the Series B Notes are issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be the valid and legally binding obligations of the Surviving Company, enforceable against the Surviving Company in accordance with their terms and entitled to the benefits of the Indenture (assuming the due execution and delivery of the Indenture by the Trustee), except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (o) The Subsidiary Guarantee to be endorsed on the Series A Notes by the Initial Guarantor has been duly authorized by the Initial Guarantor and, on the Closing Date, will have been duly executed and delivered by the Initial Guarantor and will conform to the description thereof in the Offering Memorandum. When the Series A Notes are issued and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Subsidiary Guarantee will be the valid and legally binding obligation of the Initial Guarantor, enforceable against the Initial Guarantor in accordance with its terms and entitled to the benefits of the Indenture (assuming the due execution and delivery of the Indenture by the Trustee), except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (p) Immediately subsequent to the Merger, the Subsidiary Guarantee to be endorsed by the Second Guarantor on the Series A Notes will be duly authorized by the Second Guarantor and, when the Supplemental Indenture is executed and delivered, the Subsidiary Guarantees will be the valid and legally binding obligation of each of the Guaranteeing Subsidiaries, enforceable against each Guaranteeing Subsidiary in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (q) The Subsidiary Guarantees to be endorsed on the Series B Notes have been duly authorized by the Initial Guarantor and, immediately subsequent to the Merger, will be duly authorized by the Second Guarantor. When the Supplemental Indenture has been executed and delivered in accordance with the terms of the Indenture and when the Series B Notes have been issued, authenticated and delivered in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantees to be endorsed on the Series B Notes will be the valid and legally binding obligations of the Guaranteeing Subsidiaries, enforceable against each Guaranteeing Subsidiary in accordance with their terms and entitled to the benefits of the Indenture (assuming the due execution and delivery of the Indenture by the Trustee), except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. When the Series B Notes are issued, authenticated and delivered, the Subsidiary Guarantees to be endorsed on the Series B Notes will conform to the description thereof in the Offering Memorandum.

            (r) The Registration Rights Agreement has been duly authorized by IMED and the Initial Guarantor and, on the Closing Date, will have been duly executed and delivered by IMED and the Initial Guarantor and will conform to the description thereof in the Offering Memorandum. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and legally binding agreement of IMED and the Initial Guarantor, enforceable against IMED and the Initial Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (s) Immediately subsequent to the Merger, the Registration Rights Agreement and the Registration Rights Assumption will be duly authorized by the Surviving Company and the Second Guarantor and the Registration Rights Assumption will be validly executed and delivered by the Surviving Company and the Second Guarantor. When the Registration Rights Assumption has been executed and delivered, the Registration Rights Agreement will be a valid and legally binding agreement of the Surviving Company and each of the Guaranteeing Subsidiaries, enforceable against the Surviving Company and each of the Guaranteeing Subsidiaries in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (t) Neither IMED nor any of its subsidiaries is and, immediately following the Merger, neither the Surviving Company or any of its subsidiaries will be, in violation of its respective charter or bylaws.

            (u) Neither IMED nor any of its subsidiaries is in default in the performance of any term, provision, obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which IMED or any of its subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of IMED or any of its subsidiaries is subject, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect on IMED. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument.

            (v) Immediately subsequent to the Merger, neither the Surviving Company nor any of its subsidiaries will be in default in the performance of any term, provision, obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Surviving Company or any of its subsidiaries will be a party or by which any of them will be bound, or to which any of the property or assets of the Surviving Company or any of its subsidiaries will be subject, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect on the Surviving Company. Immediately subsequent to the Merger, there will exist no condition that, with notice, the passage of time or otherwise, would constitute a default under any such agreement.

            (w) The execution, delivery and performance of the Merger Agreement, the New Credit Facility, this Agreement and the other Operative Documents and compliance by IMED and its subsidiaries with the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the Merger) will not (i) require any consent, approval, authorization or order of, or filing or registration with, any regulatory body, administrative agency or other governmental agency, other than (1) as may be required under state securities or "blue sky" laws, (2) those that have been obtained or made and (3) the filing of the merger certificates with the Secretary of State of the State of Delaware, (ii) conflict with any of the respective charters or bylaws of IMED or any of its subsidiaries, (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any agreement or instrument to which IMED or any of its subsidiaries is a party or by which it or any of them is bound, or to which any properties of IMED or any of its subsidiaries is or may be subject, except for (A) Liens granted pursuant to the New Credit Facility and (B) such conflicts, breaches, violations, defaults, accelerations, impositions and creations as would not, individually or in the aggregate, have a Material Adverse Effect on IMED, (iv) contravene any order of any court or governmental agency or body having jurisdiction over IMED or any of its subsidiaries or any of their properties, (v) violate or conflict with any law, statute, rule or regulation or administrative or court decree applicable to IMED or any of its subsidiaries, or any of their respective properties or (vi) result in the termination or revocation of any Authorization (as defined below) of IMED or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

            (x) The execution, delivery and performance of the Merger Agreement, the Purchase Assumption, the Registration Rights Assumption, the Note Assumption, the Supplemental Indenture and compliance by the Surviving Company and its subsidiaries with the provisions thereof and the consummation of the transactions contemplated thereby (including, without limitation, the Merger) will not (i) require any consent, approval, authorization or order of, or filing or registration with, any regulatory body, administrative agency or other governmental agency, other than (1) as may be required under state securities or "blue sky" laws, (2) those that have been obtained or made and (3) the filing of the merger certificates with the Secretary of State of the State of Delaware, (ii) conflict with any of the respective charters or bylaws of the Surviving Company or any of its subsidiaries, (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any agreement or instrument to which the Surviving Company or any of its subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Surviving Company or any of its subsidiaries is or may be subject immediately subsequent to the Merger, except for (A) Liens granted pursuant to the New Credit Facility and (B) such conflicts, breaches, violations, defaults, accelerations, impositions and creations as would not, individually or in the aggregate, have a Material Adverse Effect on the

      Surviving Company, (iv) contravene any order of any court or governmental agency or body having jurisdiction over the Surviving Company or any of its subsidiaries or any of their properties, (v) violate or conflict with any law, statute, rule or regulation or administrative or court decree applicable to the Surviving Company or any of its subsidiaries, or any of their respective properties or (vi) result in the termination or revocation of any Authorization (as defined below) of the Surviving Corporation or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

            (y) Except to the extent described in the Offering Memorandum, there is no action, suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, pending against or affecting IMED or any of its subsidiaries or any of their respective properties which might result, singly or in the aggregate, in a Material Adverse Effect on IMED and, to the best knowledge of IMED, no such proceedings are contemplated or threatened.

            (z) Immediately subsequent to the Merger, except as disclosed in the Offering Memorandum there will be no action, suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, pending against or affecting the Surviving Company or any of its subsidiaries or any of their respective properties which might result, singly or in the aggregate, in a Material Adverse Effect on the Surviving Company and, to the best of the knowledge of IMED and the Surviving Company, immediately following the Merger, no such proceeding will be threatened or contemplated.

            (aa) No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents, the issuance of the Series A Notes, or suspends the sale of the Series A Notes in any jurisdiction referred to in Section 5(e); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to IMED, IVAC Holdings or any of their respective subsidiaries which would prevent or suspend the issuance or sale of the Series A Notes in any jurisdiction referred to in Section 5(e).

            (ab) IMED and its subsidiaries have not and, immediately subsequent to the Merger, neither the Surviving Company nor any of its subsidiaries will have, violated any applicable existing federal, state, local or foreign laws or regulations ("Laws") including, but not limited to (i) Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") (ii) Laws relating to discrimination in the hiring, promotion or pay of employees, (iii) wage and hour Laws and
      (iv) provisions of the Employee Retirement Income Security Act of 1974, which in each case would have a Material Adverse Effect on IMED, or immediately subsequent to the Merger, the Surviving Company.

            (ac) Except as set forth in the Offering Memorandum and except as would not result, singly or in the aggregate, in a Material Adverse Effect on IMED, IMED and each of its subsidiaries has good and marketable title, free and clear of all Liens (except (i) Liens for taxes not yet due and payable and (ii) Liens granted pursuant to the IMED Credit Facility and the New Credit Facility), to all property and assets described in the Offering Memorandum as being owned by it. All leases to which any of IMED or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder which would have a Material Adverse Effect on IMED, and IMED and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of IMED and its subsidiaries is a party as lessee with such exceptions as do not materially interfere with the use currently made by IMED or such subsidiary, as the case may be.

            (ad) Except as set forth in the Offering Memorandum and except as would not result, singly or in the aggregate, in a Material Adverse Effect on the Surviving Company, immediately subsequent to the Merger, the Surviving Company and its subsidiaries will have good and marketable title, free and clear of all Liens (except (i) Liens for taxes not yet due and payable and (ii) Liens granted pursuant to the New Credit Facility) to all property and assets described in the Offering Memorandum as property and assets that will be owned by it immediately subsequent to the Merger. All leases to which the Surviving Company or any of its subsidiaries will be a party immediately subsequent to the Merger will be valid and binding and no default shall have occurred, be continuing thereunder which would have a Material Adverse Effect on the Surviving Company; and the Surviving Company and its subsidiaries, immediately subsequent to the Merger, will enjoy peaceful and undisturbed possession under all such leases to which it or its subsidiaries is a party as lessee with such exceptions as do not materially interfere with the use currently made by the Surviving Company or its subsidiaries, as the case may be.

            (ae) The accountants, Price Waterhouse L.L.P. and Ernst & Young L.L.P., that have certified the financial statements and supporting schedules included in the Offering Memorandum are independent public accountants, as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth in the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

            (af) The historical financial statements of IMED and its subsidiaries set forth in the Offering Memorandum fairly present the combined financial position at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied throughout such periods. The other historical financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of IMED.

            (ag) The historical financial statements of IVAC Holdings and its subsidiaries and of the predecessor to IVAC Holdings and its subsidiaries set forth in the Offering Memorandum fairly present the combined financial position at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, in accordance with GAAP consistently applied throughout such periods. The other historical financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of IVAC Holdings (including its predecessor entities), as the case may be.

            (ah) The pro forma financial statements have been prepared on a basis consistent with the historical financial statements of IMED and its subsidiaries and IVAC Holdings and its subsidiaries and give effect to assumptions made on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Offering Memorandum; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act. The other pro forma financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

            (ai) All tax returns required to be filed by IMED or any of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including, without limitation, withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

            (aj) Immediately subsequent to the Merger, all tax returns required to be filed by the Surviving Company and its subsidiaries in any jurisdiction will have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Surviving Company or any of its subsidiaries will have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

            (ak) IMED and its subsidiaries have complied and, immediately subsequent to the Merger, the Surviving Company and its respective subsidiaries will have complied, with all of the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

            (al) IMED and its subsidiaries have all certificates, consents, exemptions, orders, permits, franchises, licenses, authorizations, or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with and notices to, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license, operate and use its properties and assets and to conduct their business in the manner described in the Offering Memorandum except for such Authorizations the absence of which would not have a Material Adverse Effect on IMED; all such Authorizations are valid and in full force and effect; IMED and its subsidiaries are in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto; and neither IMED nor any subsidiary has received any notice, or has any knowledge or belief (or any basis therefor), that any governmental body or agency is considering limiting, suspending or revoking any such Authorization.

            (am) Immediately subsequent to the Merger, the Surviving Company and its subsidiaries will have such Authorizations, including without limitation under any applicable Environmental Laws, as will be necessary to own, lease and operate their respective properties and to conduct their business in the manner described in the Offering Memorandum, except for such Authorizations the absence of which would not have a Material Adverse Effect on the Surviving Company immediately subsequent to the Merger; immediately subsequent to the Merger, all such Authorizations will be valid and in full force and effect; immediately subsequent to the Merger, the Surviving Company and its subsidiaries will be in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto; and immediately subsequent to the Merger, neither the Surviving Company nor any subsidiary will have received any notice, or has any knowledge or belief (or any basis therefor), that any governmental body or agency is considering limiting, suspending or revoking any such Authorization.

            (an) In connection with the Merger, IMED has reviewed the effect of Environmental Laws and the disposal of hazardous or toxic substances or wastes, pollutants or contaminants on (i) the business, assets, operation and properties of IMED and its subsidiaries and (ii) the business, assets, operations and properties of the Surviving Company and its subsidiaries immediately following the Merger, and identified and evaluated associated costs and liabilities (including, without limitation, all material capital and operating expenditures required for clean-up, closure of properties and compliance with Environmental Laws, all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). On the basis of such reviews, IMED has reasonably concluded that such associated costs and liabilities would not have a Material Adverse Effect on IMED and, immediately subsequent to the Merger, have a Material Adverse Effect on the Surviving Company.

            (ao) Neither IMED nor its subsidiaries are and, immediately subsequent to the Merger, neither the Surviving Company nor its subsidiaries will be (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended or (c) subject to regulation under the Federal Power Act, the Interstate Commerce Act or any federal or state statute or regulation limiting its respective ability to incur indebtedness for borrowed money.

            (ap) There are no holders of securities of IMED or any of its subsidiaries who, by reason of the execution by IMED of the Merger Agreement or the execution by IMED and the Initial Guarantor of this Agreement or the consummation by IMED and the Initial Guarantor of the transactions contemplated hereby and thereby, have the right to request or demand that IMED or any of its subsidiaries register under the Act or analogous foreign laws and regulations securities held by them.

            (aq) Immediately subsequent to the Merger, there will be no holders of securities of the Surviving Company or any of its subsidiaries who, by reason of execution of the Merger Agreement, the execution by the Surviving Company of the Note Assumption, the execution by the Second Guarantor of the Supplemental Indenture or the consummation by the Surviving Company and Second Guarantor of the transactions contemplated hereby and thereby, have the right to request or demand that the Surviving Company or any of its subsidiaries, register under the Act or analogous foreign laws and regulations securities held by them.

            (ar) Except for the fee to be paid to KPMG Peat Marwick LLP in connection with the Merger, there are and, immediately subsequent to the Merger, there will be no contracts, agreements or understandings between IMED, the Surviving Company or any of their respective subsidiaries and any person that would give rise to a valid claim against IMED, the Surviving Company, their respective subsidiaries or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

            (as) IMED and its subsidiaries own free and clear of all Liens or have the right to use free and clear of any rights of third parties that adversely affect such use by IMED and its subsidiaries, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") material to the business of IMED and its subsidiaries, taken as a whole. The use of such Intellectual Property in connection with the business and operations of IMED and its subsidiaries do not to IMED's knowledge, infringe on the rights or claimed rights of any person. No other person is, to IMED's knowledge, infringing upon any of the Intellectual Property or has notified IMED or any of its subsidiaries that it is claiming ownership of, or the right to use any Intellectual Property owned by IMED or its subsidiaries. IMED and its subsidiaries have taken all reasonable steps to protect the Intellectual Property from infringement by any other person, except where the failure to take such steps would not, individually or in the aggregate, have a Material Adverse Effect on IMED. Other than in connection with the use of so-called "off-the-shelf" software and except as otherwise disclosed in the Offering Memorandum, IMED and its subsidiaries are not obligated or under any liability whatsoever to make any payment in excess of $150,000 per fiscal year, in the aggregate, by way of royalties, fees or otherwise to any persons with respect to the use of the Intellectual Property, except that subsidiaries of IMED may be so obligated to IMED. Neither IMED nor any of its subsidiaries has received
      (i) any notice of infringement of or conflict with assessed rights of others with respect to any Intellectual Property or (ii) any notice of an action or proceeding seeking to limit, cancel or question the validity of any Intellectual Property, which singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, might have a Material Adverse Effect on IMED.

            (at) Immediately subsequent to the Merger, the Surviving Company and its subsidiaries will own or have the right to use free and clear of all Liens or have the right to use free and clear of any rights of third parties that adversely affect such use by the Surviving Company and its subsidiaries, all Intellectual Property material to the business of the Surviving Company and its subsidiaries, taken as a whole. Immediately subsequent to the Merger, the use of such Intellectual Property in connection with the business and operations of the Surviving Company and its subsidiaries will not to the Surviving Company's knowledge, infringe on the rights or claimed rights of any person. Immediately subsequent to the Merger, no other person will be, to the Surviving Company's knowledge, infringing upon any of the Intellectual Property or immediately subsequent to the Merger, will have notified the Surviving Company and any of its subsidiaries that it is claiming ownership of, or the right to use any Intellectual Property owned by the Surviving Company or its subsidiaries. Immediately subsequent to the Merger, the Surviving Company and its subsidiaries will have taken all reasonable steps to protect the Intellectual Property from infringement by any other person, except where the failure to take such steps would not, individually or in the aggregate, have a Material Adverse Effect on the Surviving Company. Other than in connection with the use of so-called "off-the-shelf" software and except as otherwise disclosed in the Offering Memorandum, immediately subsequent to the Merger, the Surviving Company and its subsidiaries are not obligated or under any liability whatsoever to make any payment in excess of $150,000 per fiscal year, in the aggregate, by way of royalties, fees or otherwise to any persons with respect to the use of the Intellectual Property, except that subsidiaries of the Surviving Company may be so obligated to the Surviving Company. Immediately subsequent to the Merger, except as otherwise disclosed in the Offering Memorandum, neither the Surviving Company nor any of its subsidiaries has received (i) any notice of infringement of or conflict with assessed rights of others with respect to any Intellectual Property or (ii) any notice of an action or proceeding seeking to limit, cancel or question the validity of any Intellectual Property, which singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, might have a Material Adverse Effect on the Surviving Company.

            (au) Immediately subsequent to the Merger, the present fair saleable value of the assets of the Surviving Company will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including, without limitation, contingent liabilities) of the Surviving Company as they become absolute and matured. Immediately subsequent to the Merger, the assets of the Surviving Company will not constitute unreasonably small capital to carry out its businesses as conducted or as proposed to be conducted. Immediately subsequent to the Merger, the Surviving Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. The debt incurred in connection with the Merger, and the debt represented by the Series A Notes is being incurred, for proper purposes and in good faith. Immediately subsequent to the Merger, the present fair saleable value of the assets of the Surviving Company will exceed the amount required to be paid on or in respect of the existing debts and other liabilities (including, without limitation, contingent liabilities) of the Surviving Company as they became absolute and matured. Immediately subsequent to the Merger, the assets of the Surviving Company, will not constitute unreasonably small capital to carry out its businesses as it will be conducted, including, without limitation, the capital needs of the Surviving Company, taking into account the projected capital requirements and capital availability of the Surviving Company.

            (av) Neither IMED nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System. Immediately subsequent to the Merger, neither the Surviving Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them will have taken any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

            (aw) Except as would not otherwise be unlawful, IMED has not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of IMED to facilitate the sale or resale of the Notes or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased, or paid anyone other than the Initial Purchasers any compensation for soliciting purchases of, the Series A Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of IMED.

            (ax) Except as would not otherwise be unlawful, immediately subsequent to the Merger, the Surviving Company will not have (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Surviving Company to facilitate the sale or resale of the Notes or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased, or paid anyone other than the Initial Purchasers any compensation for soliciting purchases of, the Series A Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Surviving Corporation.

            (ay) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

            (az) No registration under the Act of the Series A Notes are required for the sale of the Series A Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming (i) that the purchasers who buy the Series A Notes in the Exempt Resales are either QIBs or Accredited Investors (up to a maximum of 10 such Accredited Investors) and (ii) the accuracy of the Initial Purchasers' representations regarding the absence of general solicitation in connection with the sale of Series A Notes to the Initial Purchasers and the Exempt Resales contained herein. No form of general solicitation or general advertising was used by IMED, IVAC Holdings or any of their respective representatives in connection with the offer and sale of any of the Series A Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by IMED within the six-month period immediately prior to the date hereof.

            (aaa) Prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

            (aab) Immediately subsequent to the Merger, no subsidiary listed on Schedule C hereto (i) will have contributed, in the last fiscal year or for the nine months ended September 30, 1996, greater than 5% of the Surviving Company's pro forma consolidated net revenue, Adjusted EBITDA (as defined in the Offering Memorandum) or net earnings or (ii) at any of September 30, 1996 or December 31, 1995 constituted greater than 5% of the pro forma total assets of the Surviving Company.

            (aac) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

      The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company, counsel to the Guaranteeing Subsidiaries and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.


      7. Initial Purchasers' Representations and Warranties. Each of the Initial Purchasers, severally and not jointly, represent and warrant to the Company and agree that:

            (a) Such Initial Purchaser is either a QIB or an Accredited Investor, in either case with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

            (b) Such Initial Purchaser (i) is not acquiring the Series A Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Series A Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and to up to a maximum of 10 Accredited Investors that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A to the Offering Memorandum.

            (c) No form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Series A Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

            (d) Such Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers. Such Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from, persons who in purchasing such Series A Notes will be deemed to have represented and agreed (i) if such Eligible Purchasers are QIBs, that they are purchasing the Series A Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs, (ii) that such Series A Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (1)(a) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A,
      (b) in a transaction meeting the requirements of Rule 144 under the Act,
      (c) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Act or (d) in accordance with another exemption from the registration requirements of the Act (and based, in the case of clauses (b), (c) and (d) above, upon an opinion of counsel if the Company so requests), (2) to the Company or (3) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (iii) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (ii) above.

            (e) Such Initial Purchaser is not a pension or welfare plan (as defined in Section 3 of ERISA) and is not acquiring the Series A Notes on behalf of a pension or welfare plan.

            (f) Such Initial Purchaser also understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and such Initial Purchaser hereby consents to such reliance.

      8. Indemnification.

            (a) The Company and each of the Guaranteeing Subsidiaries agree, jointly and severally, to indemnify and hold harmless (i) each Initial Purchaser, (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Initial Purchaser (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling person (any person referred to in clause (i), (ii) or (iii) in such capacity may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Offering Memorandum or any Rule 144A Information provided by the Company or any Guaranteeing Subsidiary to any holder or prospective purchaser of Series A Notes pursuant to Section 5(j) (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Initial Purchasers furnished in writing to the Company by any of the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto). The Company and each Guaranteeing Subsidiary also agree, jointly and severally, to reimburse each Indemnified Person for any and all fees and expenses (including, without limitation, the fees and expenses of counsel) as they are incurred in connection with enforcing such Indemnified Person's rights under this Agreement (including, without limitation, its rights under this Section
      8). The Company shall notify the Initial Purchasers promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person.

            (b) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Company or any Guaranteeing Subsidiary, such Indemnified Person shall promptly notify the Company in writing (provided, that the failure to give such notice shall not relieve the Issuers of its obligations pursuant to this Agreement) and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all fees and expenses (regardless of whether it is ultimately determined that an Indemnified Person is not entitled to indemnification hereunder). Such Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and the Company and such Indemnified Person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company and the Guaranteeing Subsidiaries (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by the Initial Purchasers and that all such fees and expenses shall be reimbursed as they are incurred). Neither the Company or any Guaranteeing Subsidiary shall be liable for any settlement of any such action or proceeding effected without the prior written consent of the Company, but if settled with the written consent of the Company, which consent will not be unreasonably withheld, the Company and each Guaranteeing Subsidiary agree, jointly and severally, to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified

      Person shall have requested the Company or any Guaranteeing Subsidiary to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the Company and the Guaranteeing Subsidiaries agree that they shall be liable for any settlement of any proceeding effected without any of the Company's written consent if (i) such settlement is entered into more than ten (10) business days after receipt by the Company of the aforesaid request, and (ii) the Company or any Guaranteeing Subsidiary shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. Neither the Company or any Guaranteeing Subsidiary shall, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

            (c) Each of the Initial Purchasers agrees, severally and not jointly, to indemnify and hold harmless the Company, any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company and the officers, directors, partners, employees, representatives and agents of each such person to the same extent as the foregoing indemnity from the Company to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to such Initial Purchasers furnished in writing by such Initial Purchasers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum; provided however, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by such Initial Purchaser, as set forth in the cover page of the Offering Memorandum.

            (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party (or parties, as applicable) on the one hand and the indemnified party (or parties, as applicable) on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party (or parties, as applicable) and the indemnified party, (or parties, as applicable) as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guaranteeing Subsidiaries on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of Initial Purchasers' discounts and commissions but before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers, in each case, as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Guaranteeing Subsidiaries, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company and the Guaranteeing Subsidiaries, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company, the Guaranteeing Subsidiaries and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
      Section 8, the Initial Purchasers (and the Initial Purchasers' related Indemnified Persons) shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount applicable to the Series A Notes purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount equal to (i) the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission plus (ii) any amount paid or contributed by the Initial Purchaser pursuant to the Registration Rights Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) The indemnity and contribution agreements of the Company and the Guaranteeing Subsidiaries contained in this Section 8 are in addition to any liability or obligation which the Company and the Guaranteeing Subsidiaries may otherwise have to the Indemnified Persons.

      9. Conditions of Initial Purchaser's Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Series A Notes, as provided herein, shall be subject to the satisfaction of each of the following conditions:

      (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. All of the representations and warranties of IVAC Holdings and IVAC Medical Systems contained in the Merger Agreement shall be true and correct, in all material respects, on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Company shall have performed or complied in all material respects with all of their obligations and agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

      (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 1:00 p.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree in writing and no stop order suspending the qualification or exemption from qualification of the Series A Notes in any jurisdiction referred to in Section 5(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending, threatened or, to the Company's knowledge, contemplated.

      (c) (i) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would as of the Closing Date, prevent the issuance of the Series A Notes;
(ii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date that would prevent the issuance of the Series A Notes; and (iii) on the Closing Date, no action, suit or proceeding shall be pending against or affecting or threatened against IMED, IVAC Holdings or any of their respective subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on IMED or the Surviving Company, as the case may be.

      (d) (i) Since the date of the latest balance sheet in the Offering Memorandum, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the assets, properties, business, results of operations, condition (financial or otherwise) or prospects, whether or not arising in the ordinary course of business, of IMED and its subsidiaries, taken as a whole, or IVAC Holdings and its subsidiaries, taken as a whole, (ii) since the date of the latest balance sheet included in the Offering Memorandum, there shall not have been any material change, or any development that is reasonably likely to result in a material change, in the capital stock or in the long-term debt, or material increase in short-term debt, of IMED and its subsidiaries, taken as a whole, or IVAC Holdings and its subsidiaries, taken as a whole, after giving effect to the Merger from that set forth in the Offering Memorandum and (iii) none of IMED, IVAC Holdings or any of their respective subsidiaries shall have any liability or obligation, direct or contingent, which is, or after giving effect to the Merger will be, material to IMED or the Surviving Corporation.

      (e) The Initial Purchasers shall have received a certificate, dated the Closing Date, signed by (i) the President and (ii) the principal financial or accounting officer of IMED confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 9.

      (f) On the Closing Date, the Initial Purchasers shall have received an opinion (satisfactory to the Initial Purchasers and the Initial Purchasers' counsel), dated the Closing Date, of Gordon Altman Butowsky Weitzen Shalov & Wein, counsel for IMED and the Initial Guarantor, substantially to the effect that:

                  1. IMED and each of its subsidiaries listed on Schedule D
            hereto (the "IMED Domestic Subsidiaries") is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is currently being conducted and as described in the Offering Memorandum, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect on IMED.

                  2. Immediately prior to the Initial Merger, the entities
            listed on Schedule B hereto will be the only subsidiaries, direct or indirect, of IMED. All of the issued and outstanding shares of capital stock of, or other ownership interests in, each IMED Domestic Subsidiary are owned of record, directly or indirectly, by IMED; all such capital stock or other ownership interests have been duly and validly authorized and issued and are fully paid and non-assessable and, to the knowledge of such counsel, have not been issued in violation of any preemptive rights arising as a matter of law.

                  3. When the Series A Notes are issued and delivered pursuant to this Agreement, no Series A Note will be of the same class (within the meaning of Rule 144A under the Act) as securities of IMED that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                  4. IMED has full corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement, the New Credit Facility, this Agreement, the Indenture, the Registration Rights Agreement and the other Operative Documents to which it is a party and to consummate the transactions contemplated by the Merger Agreement, the New Credit Facility, this Agreement and the other Operative Documents to which it is a party, and to issue, sell and deliver the Series A Notes pursuant to this Agreement. IMED Merger Sub has full corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement. The Initial Guarantor has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the other Operative Documents to which it is a party and to consummate the transactions contemplated by this Agreement and the other Operative Documents to which it is a party, and to issue, sell and deliver its Subsidiary Guarantee pursuant to this Agreement. The Merger Agreement has been duly authorized and validly executed and delivered by IMED and IMED Merger Sub and constitutes a valid and legally binding agreement of IMED and IMED Merger Sub, enforceable against IMED and IMED Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought at law or in equity).

                  5. This Agreement has been duly authorized and validly
            executed and delivered by IMED and the Initial Guarantor.

                  6. The Indenture has been duly authorized and validly executed and delivered by IMED and the Initial Guarantor and, assuming due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes the valid and legally binding agreement of IMED and the Initial Guarantor, enforceable against IMED and the Initial Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought at law or in equity).

                  7. The Registration Rights Agreement has been duly authorized and validly executed and delivered by IMED and the Initial Guarantor and, assuming the due execution and delivery thereof by the Initial Purchasers, the Registration Rights Agreement constitutes the valid and legally binding agreement of IMED and the Initial Guarantor, enforceable against IMED and the Initial Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought at law or in equity).

                  8. The Series A Notes have been duly authorized and validly executed by IMED and, when issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Notes will be valid and legally binding obli-gations of IMED, enforceable against IMED in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought at law or in equity).


                  9. The Subsidiary Guarantee endorsed on the Series A Notes has been duly authorized and validly executed by the Initial Guarantor and, when the Series A Notes have been issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Subsidiary Guarantee will be the valid and legally binding obligation of the Initial Guarantor, enforceable against the Initial Guarantor in accordance with its terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought at law or in equity).

                  10. The Subsidiary Guarantee to be endorsed on the Series B
            Notes has been duly authorized by the Initial Guarantor.

                  11. No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming that (i) each Initial Purchaser is a QIB, (ii) the purchasers who buy the Series A Notes in the Exempt Resales are either QIBs or Accredited Investors (up to a maximum of 10 such Accredited Investors), (iii) the accuracy of the Initial Purchaser's representations regarding the absence of general solicitation in connection with the sale of Series A Notes to the Initial Purchasers and the Exempt Resales contained in this Agreement, (iv) the accuracy of the representations in the second sentence of Section 6(az)) of this Agreement and (v) with respect to Accredited Investors, the accuracy of the representations made by each Accredited Investor as set forth in the letter of representation executed by such Accredited Investor in the Form of Annex A to the Offering Memorandum.

                  12. Each of the Preliminary Offering Memorandum and the
            Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, complied with the requirements of Rule 144A(d)(4) of the Act.

                  13. Neither IMED nor any of its subsidiaries is (a) an
            "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to regulation under the Federal Power Act, the Interstate Commerce Act or any federal or state statute or regulation limiting its respective ability to incur indebtedness for borrowed money.

                  14. The execution, delivery and performance of the Merger
            Agreement, the New Credit Facility, this Agreement and the other Operative Documents and compliance by IMED and its subsidiaries with the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the Merger) will not (i) require any consent, approval, authorization or order of, or filing or registration with, any regulatory body, administrative agency or other governmental agency, other than (1) as may be required under state securities or "blue sky" laws, (2) those that have been obtained or made and (3) the filing of the merger certificates with the Secretary of State of the State of Delaware, (ii) conflict with any of the respective charters or bylaws of IMED or any of its subsidiaries, (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any agreement or instrument known to us to which IMED or any of its subsidiaries is a party or by which it or any of them is bound, or to which any properties of IMED or any of its subsidiaries is or may be subject, except for (A) Liens granted pursuant to the New Credit Facility and (B) such conflicts, breaches, violations, defaults, accelerations, impositions and creations as would not, individually or in the aggregate, have a Material Adverse Effect on IMED, (iv) contravene any order known to us of any court or governmental agency or body having jurisdiction over IMED or any of its subsidiaries or any of their properties, (v) violate or conflict with any law, statute, rule or regulation or administrative or court decree applicable to IMED or any of its subsidiaries, or any of their respective properties result in termination or revocation of any material permits or licenses owned by the Company or any of its subsidiaries or (vi) result in the termination or revocation of any material Authorization of IMED or any of its subsidiaries or result in any other material impairment of the rights of the holder of any such Authorization. Notwithstanding the foregoing provisions of this paragraph, in accordance with customary government practices certain government contracts which are being transferred as part of the transactions contemplated hereby will be novated after the consummation of the Merger.

                  15. To the knowledge of such counsel, no action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body that prevents the issuance of the Series A Notes or suspends the sale of the Series A Notes in any jurisdiction referred to in Section 5(e) of this Agreement; and no injunction, restraining order or order of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to IMED or any of its subsidiaries that would prevent or suspend the issuance or sale of the Series A Notes in any jurisdiction referred to in Section 5(e) of this Agreement.

                  16. The Indenture conforms as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Series A Notes to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA.

                  17. The statements in the Offering Memorandum under the
            captions "Risk Factors - Subordination," "Risk Factors - Fraudulent Transfer Considerations," "Risk Factors - Enforceability of Subsidiary Guarantees," "The Merger," "Description of Notes," "Description of New Credit Facility" and "Notice to Investors" insofar as such statements constitute a summary of the legal matters, documents or proceedings referenced therein, fairly and accurately present in all material respects the information set forth therein with respect to such legal matters, documents and proceedings.

                  18. To the knowledge of such counsel, except to the extent described in the Offering Memorandum, there is no action, suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, pending against or affecting IMED or any of its subsidiaries or any of their respective properties which might result, singly or in the aggregate, in a Material Adverse Effect on IMED.

                  19. IVAC Holdings has full corporate authority to execute, deliver and perform its obligations under the Note Assumption, the Registration Rights Assumption, the Purchase Assumption and to consummate the transactions contemplated by the Note Assumption, the Registration Rights Assumption, the Purchase Assumption and the Secondary Mergers. The Second Guarantor has full corporate authority to execute, deliver and perform its obligations under its Subsidiary Guarantee, the Supplemental Indenture, the Registration Rights Assumption, the Purchase Assumption and to consummate the transactions contemplated by the Supplemental Indenture, the Registration Rights Assumption and the Purchase Assumption.

                  20. The execution, delivery and performance of the Merger
            Agreement, the Purchase Assumption, the Registration Rights Assumption, the Note Assumption, the Supplemental Indenture and compliance by the Surviving Company and its subsidiaries with the provisions thereof and the consummation of the transactions contemplated thereby (including, without limitation, the Merger) will not (i) require any consent, approval, authorization or order of, or filing or registration with, any regulatory body, administrative agency or other governmental agency, other than (1) as may be required under state securities or "blue sky" laws, (2) those that have been obtained or made and (3) the filing of the merger certificates with the Secretary of State of the State of Delaware, (ii) conflict with any of the respective charters or bylaws of the Surviving Company or any of its subsidiaries, (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any agreement or instrument known to us to which the Surviving Company or any of its subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Surviving Company or any of its subsidiaries is or may be subject immediately subsequent to the Merger, except for (A) Liens granted pursuant to the New Credit Facility and (B) such conflicts, breaches, violations, defaults, accelerations, impositions and creations as would not, individually or in the aggregate, have a Material Adverse Effect on the Surviving Company, (iv) contravene any order known to us of any court or governmental agency or body having jurisdiction over the Surviving Company or any of its subsidiaries or any of their properties, (v) violate or conflict with any law, statute, rule or regulation or administrative or court decree applicable to the Surviving

            Company or any of its subsidiaries, or any of their respective properties or (vi) result in the termination or revocation of any Authorization (as defined below) of the Surviving Corporation or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization. Notwithstanding the foregoing provisions of this paragraph, in accordance with customary government practices certain government contracts which are being transferred as part of the transactions contemplated hereby will be novated after the consummation of the Merger.

                  21. After giving effect to the Merger, to the knowledge of such counsel, the entities listed on Schedule C hereto will be the only subsidiaries, direct or indirect, of the Surviving Company. All of the issued and outstanding shares of capital stock of, or other ownership interests in, each subsidiary of the Surviving Company listed on Schedule E hereto (the "Surviving Company Domestic Subsidiaries") are owned of record, directly or indirectly, by the Surviving Company; all such capital stock or other ownership interests have been duly and validly authorized and issued and are fully paid and non-assessable and, to the knowledge of such counsel, have not been issued in violation of any preemptive rights arising as a matter of law.

                  22. The Surviving Company and each of the Surviving Company
            Domestic Subsidiaries is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as it is currently being conducted and as described in the Offering Memorandum, and each of the Surviving Company Domestic Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Surviving Company.

                  23. Each of this Agreement, the Purchase Assumption, the
            Registration Rights Agreement, the Registration Rights Assumption, the Indenture and the Note Assumption has been duly authorized by the Surviving Company, and each of the Purchase Assumption, the Registration Rights Assumption and the Note Assumption has been validly executed and delivered by the Surviving Company and are valid and legally binding agreements of the Surviving Company. Each of this Agreement, the Purchase Assumption, the Registration Rights Agreement, the Registration Rights Assumption, the Indenture and the Supplemental Indenture has been duly authorized by the Second Guarantor, and each of the Purchase Assumption, the Registration Rights Assumption and the Supplemental Indenture has been validly executed and delivered by the Second Guarantor.

                  24. The Indenture, assuming due authorization, execution and delivery thereof by the Trustee, is a valid and legally binding agreement of the Surviving Company and each of the Guaranteeing Subsidiaries, enforceable against the Surviving Company and each of the Guaranteeing Subsidiaries in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought at law or in equity).

                  25. The Registration Rights Agreement, assuming the due
            execution and delivery thereof by the Initial Purchasers, is a valid and legally binding agreement of the Surviving Company and each of the Guaranteeing Subsidiaries, enforceable against the Surviving Company and each of the Guaranteeing Subsidiaries in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought at law or in equity).

                  26. The Series A Notes are valid and legally binding
            obligations of the Surviving Company, enforceable against the Surviving Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought at law or in equity).

                  27. The Subsidiary Guarantees endorsed on the Series A Notes are the valid and legally binding obligations of the Guaranteeing Subsidiaries, enforceable against the Guaranteeing Subsidiaries in accordance with their respective terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought at law or in equity).

                  28. When the Series B Notes are issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be the valid and legally binding obligations of the Surviving Company, enforceable against the Surviving Company in accordance with their terms and entitled to the benefits of the Indenture (assuming the due execution and delivery of the Indenture by the Trustee), subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought at law or in equity).

                  29. When the Series B Notes are issued, authenticated and
            delivered in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantees to be endorsed on the Series B Notes will be the valid and legally binding obligations of the Guaranteeing Subsidiaries, enforceable against the Guaranteeing Subsidiaries in accordance with their terms and entitled to the benefits of the Indenture (assuming the due execution and delivery of the Indenture by the Trustee), subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought at law or in equity).

                  30. To the knowledge of such counsel, except as disclosed in the Offering Memorandum, there is no action, suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, pending against or affecting the Surviving Company or any of its subsidiaries or any of their respective properties which might result, singly or in the aggregate, in a Material Adverse Effect on the Surviving Company.

            In giving their opinion required by this subsection 9(f), Gordon Altman Butowsky Weitzen Shalov & Wein shall also state that such counsel has participated in conferences with directors, officers and other representatives of IMED, IVAC Holdings and IVAC Medical Systems, representatives of the independent public accountants of IMED and IVAC Holdings, the Initial Purchasers' representatives and counsel for the Initial Purchasers, in connection with the preparation of the Preliminary Offering Memorandum and Offering Memorandum and has considered the matters required to be stated therein and the statements contained therein and, although such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Preliminary Offering Memorandum and Offering Memorandum (other than those that such counsel must opine on pursuant to paragraph (18) of this subsection 9(f)) such counsel advises you that, on the basis of the foregoing, no facts have come to such counsel's attention which led it to believe that the Preliminary Offering Memorandum (as amended or supplemented), as of its date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

            The opinion of Gordon Altman Butowsky Weitzen Shalov & Wein may state that the opinions set forth in paragraphs 21 through 30 of this subsection 9(f) shall be deemed rendered immediately subsequent to the Merger.

            The opinion of Gordon Altman Butowsky Weitzen Shalov & Wein shall be rendered to you at the request of the Company and shall so state therein.

            For purposes of the opinion of Gordon Altman Butowsky Weitzen Shalov & Wein, "Material Adverse Effect" shall mean a material adverse effect on the assets, liabilities, results of operations, management, condition (financial or other), properties or business of the relevant person.

      (g) The Initial Purchasers shall have received on the Closing Date the opinion of each of Davis Polk & Wardwell and Hazel Aker, Esq. delivered to Donaldson, Lufkin & Jenrette Securities Corporation in connection with the Tender Offer and Consent Solicitation, each of which shall contain a statement or be accompanied by a letter addressed to you and dated the Closing Date to the effect that you may rely on such opinion to the same extent as if it were originally addressed to you.

      (h) On the Closing Date, you shall have received an opinion (satisfactory to the Initial Purchasers and the Initial Purchasers' counsel), dated the Closing Date, of McDermott Will & Emery, regulatory counsel for the Company, substantially to the effect that:

                  The statements under the caption "Business - Government
            Regulation" insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly and accurately present in all material respects the information set forth therein with respect to such legal matters, documents and proceedings.

            The opinion of McDermott Will & Emery shall be rendered to you at the request of the Company and shall so state therein.

      (i) On the Closing Date, you shall have received an opinion (satisfactory to the Underwriter and the Underwriter's counsel), dated the Closing Date, of Pennie & Edmonds, patent and trademark counsel for the Company, to the effect that:

                  1. The statements under the caption "Business - Patents,
            Trademarks and Proprietary Rights," insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly and accurately present in all material respects the information set forth therein with respect to such legal matters, documents and proceedings.

                  2. The statements in the third, fourth and fifth sentences in the first paragraph under the caption "Business - Patents, Trademarks and Proprietary Rights" are true and correct in all material respects.

                  3. Upon the consummation of the Merger, all of the
            Intellectual Property of IMED will be owned by the Surviving
            Company.

            The opinion of Pennie & Edmonds shall be rendered to you at the request of the Company and shall so state therein.

      (j) You shall have received on the Closing Date from the opinion of each Davis Polk & Wardwell and Gordon Altman Butowsky Weitzen Shalov & Wein delivered in connection with the Merger Agreement, each of which shall contain a statement or be accompanied by a letter addressed to you and dated the Closing Date to the effect that you may rely on such opinion to the same extent as if it were originally addressed to you.

      (k) You shall have received an opinion, dated the Closing Date, of Latham & Watkins, counsel to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

      (l) On the Closing Date, you shall have received an opinion (satisfactory to the Initial Purchasers and the Initial Purchasers' counsel), dated the Closing Date, of Grantland E. Bryce, Esq., General Counsel of the Company, substantially to the effect that:

                  To the knowledge of such counsel, neither IMED or any of its subsidiaries is (A) in violation of its respective charter or bylaws or (B) in default in the performance of any term, provision, obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which IMED or any of its subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of IMED or any of its subsidiaries is subject, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect on IMED.

      (m) At the time this Agreement is executed and at the Closing Date the Initial Purchasers shall have received letters from Price Waterhouse, L.L.P. and Ernst & Young, L.L.P., independent public accountants, dated as of the date of the Agreement and as of the Closing Date, a customary comfort letter addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, with respect to the financial statements and certain financial information contained in the Offering Memorandum.

      (n) IMED, the Initial Guarantor and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

      (o) IMED, the Initial Guarantor shall have entered into the Registration Rights Agreement for the benefit of the Initial Purchasers and the benefit of other Purchasers, and each of the Initial Purchasers shall have received an original, duly executed by IMED and the Initial Guarantor.

      (p) On the Closing Date, the Initial Purchasers shall have received evidence satisfactory to the Initial Purchasers that the indebtedness under the IMED Credit Facility, the IVAC Credit Facility and the Junior Subordinated Notes have been repaid in full.

      (q) IMED shall have received no less than $20.0 million of proceeds from the Capital Contribution and the Initial Purchasers shall have received evidence satisfactory to the Initial Purchasers of the receipt thereof by IMED.

      (r) IMED shall have entered into the New Credit Facility (the form and substance of which shall be reasonably acceptable to the Initial Purchasers) and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith.

      (s) Each condition to the closing contemplated by the New Credit Facility (other than the issuance and sale of the Series A Notes pursuant hereto) shall have been satisfied or waived. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the Merger Agreement) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the New Credit Facility. On the Closing Date, the closing under the New Credit Facility shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Memorandum and the Initial Purchasers shall have received evidence satisfactory to the Initial Purchasers of the consummation thereof.

      (t) Each condition to the closing contemplated by the Merger Agreement (other than the issuance and sale of the Series A Notes pursuant hereto and the closing under the New Credit Facility) shall have been satisfied or waived. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the New Credit Facility) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Merger Agreement. On the Closing Date, the Merger shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Memorandum and the Initial Purchasers shall have received evidence satisfactory to the Initial Purchasers of the consummation thereof. The Company shall deliver to the Initial Purchasers copies of all of filings made with any governmental entity (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office) in order to effect the Secondary Mergers, as certified by an appropriate official thereof, within a reasonable period of time following the Closing Date. The Company shall deliver to the Initial Purchasers copies of all of the certificates of merger required under Delaware law to be made in order to effect each of the Initial Merger and the Secondary Mergers, as certified by the Secretary of State of the State of Delaware, within a reasonable period of time following the Closing Date.

      (u) On the Closing Date, the Initial Purchasers shall have received a solvency opinion, in the form contemplated by the New Credit Facility, by an independent third party addressed to the Trustee among others and reasonably satisfactory to you as to the solvency of the Surviving Company and its subsidiaries following the consummation of the transactions contemplated herein and by the Merger Agreement.

      (v) On the Closing Date, all of the outstanding Existing Senior Notes shall have been purchased pursuant to the Tender Offer and Consent Solicitation.

      (w) On the Closing Date, the Surviving Company and Advanced Medical shall have entered into the Tax Sharing Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

      (x) On the Closing Date, each of the Surviving Company and the Second Guarantor shall have entered into the Purchase Assumption and the Registration Rights Assumption, and each of the Initial Purchasers shall have received an original, duly executed by each of the Surviving Company and the Second Guarantor. On the Closing Date, the Surviving Company and the Trustee shall have entered into the Note Assumption and the Initial Purchasers shall have received counterparts, conformed as execute, thereof. On the Closing Date, the Second Guarantor and the Trustee shall have entered into the Supplemental Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

      (y) Latham & Watkins shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

      (z) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

      (aa) On or before the Closing Date, the Initial Purchasers shall have received copies of all filings made with the United States Patent and Trademark Office and the United States Copyright Office in connection with the transfer from Advanced Medical to IMED of the Intellectual Property that was the subject of the License Agreement, dated April 2, 1990, between Advanced Medical and IMED.

            All opinions, certificates, letters and other documents required by this Section 9 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers. The Company will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as the Initial Purchasers shall reasonably request.

      10. Defaults. If on the Closing Date, any Initial Purchaser shall fail or refuse to purchase the Series A Notes that it has agreed to purchase hereunder on such date, and the aggregate principal amount of such Series A Notes that such defaulting Initial Purchaser agreed but failed or refused to purchase does not exceed 10% of the total principal amount of such Series A Notes that all of the Initial Purchasers are obligated to purchase on such Closing Date, the non-defaulting Initial Purchaser(s) shall be obligated to purchase the amount of the Series A Notes that such defaulting Initial Purchaser agreed but failed or refused to purchase on such date in proportion to the respective proportions that the principal amount of Series A Notes set forth opposite their respective name(s) in Schedule A hereto bear to the aggregate principal amount of Series A Notes set forth opposite the names of the non-defaulting Initial Purchaser(s). If, on the Closing Date, any of the Initial Purchasers shall fail or refuse to purchase Series A Notes in an aggregate principal amount that exceeds 10% of such total principal amount of the Series A Notes and arrangements satisfactory to the other Initial Purchaser(s) and IMED for the purchase of such Series A Notes are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser(s) or IMED, except as otherwise provided in
Section 11 hereof. In any such case that does not result in termination of this Agreement, the Initial Purchasers or IMED may postpone the Closing Date for not longer than seven days, in order that the required changes, if any, in any documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Initial Purchaser from liability in respect of any default by any such Initial Purchaser under this Agreement.

      11. Effective Date of Agreement and Termination.

            (a) This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

            (b) This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by notice to IMED if any of the following has occurred: (i) subsequent to the date of this Agreement, there has been any material adverse change, or any development involving a prospective material adverse change, in the assets, properties, business, results of operations, condition (financial or otherwise) or prospects, whether or not arising in the ordinary course of business, of IMED and its subsidiaries, taken as a whole, or IVAC Holdings and its subsidiaries, taken as a whole that, in the judgment of DLJ, materially impairs the investment quality of the Series A Notes; (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency, if the effect of such outbreak, escalation, calamity, crisis or emergency would, in the judgment of any Initial Purchaser, make it impracticable or inadvisable to market the Series A Notes or to enforce contracts for the sale of the Series A Notes; (iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter markets or any setting of minimum prices for trading on such exchange or markets;
      (iv) any declaration of a general banking moratorium by either federal or New York authorities; (v) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that, in the judgment of any Initial Purchaser, has a material adverse effect on the financial markets in the United States and would, in the judgment of any Initial Purchaser, make it impracticable or inadvisable to market the Series A Notes or to enforce contracts for the sale of the Series A Notes; (vi) the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority that, in the judgment of any Initial Purchaser materially and adversely affects the business or operations of IMED, IVAC Holdings or any of their respective subsidiaries; or (vii) any securities of the IMED, IVAC Holdings or any of their respective subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), provided, however that in the case of such "watch list" placement, termination shall be permitted only if such placement would, in the judgment of DLJ, make it impracticable or inadvisable to market the Series A Notes or to enforce contracts for the sale of the Series A Notes or materially impair the investment quality of the Series A Notes.

            (c) The indemnities and contribution provisions and other agreements, representations and warranties of the Company and the Guaranteeing Subsidiaries, their respective officers and directors and of the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and shall survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers or by or on behalf of IMED, IVAC Holdings, the Surviving Company, their respective officers or directors or any controlling person of IMED, IVAC Holdings or the Surviving Company,
      (ii) acceptance of the Series A Notes and payment for them hereunder and
      (iii) termination of this Agreement.

            (d) If this Agreement shall be terminated by the Initial Purchasers pursuant to paragraph (b) of this Section 11 or because of the failure or refusal on the part of IMED to comply with the terms or to fulfill any of the conditions of this Agreement, IMED agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including, without limitation, the fees and disbursements of counsel) incurred by the Initial Purchasers. Notwithstanding any termination of this Agreement, IMED shall be liable for all expenses which it has agreed to pay pursuant to Section 5(f) hereof.

      12. Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows:

            (a) if to the Company, such notice shall be in writing addressed to the Company or in care at its office as follows: (i) prior to closing to:

           IMED Corporation
           9775 Businesspark Avenue
           San Diego, CA 92131
           Attention: Chief Executive Officer

               with a copy to:

           Gordon Altman Butowsky Weitzen
            Shalov & Wein
           114 West 47th Street
           New York, NY 10036-1510
           Attention: Keith L. Schaitkin, Esq.

    (ii) after the closing to:

           IVAC Holdings
           10221 Wateridge Circle
           San Diego, CA 92121
           Attention: Chief Financial Officer

               with a copy to:

           Gordon Altman Butowsky Weitzen
            Shalov & Wein
           114 West 47th Street
           New York, NY 10036-1510

           Attention: Keith L. Schaitkin, Esq.

            (b) if to any of the Initial Purchasers, such notice shall be in writing addressed to Donaldson, Lufkin & Jenrette Securities Corporation at its office as follows:

           Donaldson, Lufkin & Jenrette
             Securities Corporation
           277 Park Avenue
           New York, NY  10172
           Attention:  Tom McGonagle

               with a copy to:

           Latham & Watkins
           885 Third Avenue, Suite 1000
           New York, NY  10022
           Attention:  Gay Bronson, Esq.

      13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

      14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and other persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

      This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement among IMED, the Initial Guarantor and the Initial Purchasers.

                            [signature pages follows]

                                        Very truly yours,

                                        IMED CORPORATION


                                        By: /s/ Jeffry M. Picower
                                           ------------------------------
                                           Name:  Jeffry M. Picower
                                           Title: Chairman of the Board

                                        IMED INTERNATIONAL TRADING CORP.


                                        By: /s/ Joseph W. Kuhn
                                           ------------------------------
                                           Name:Joseph W. Kuhn
                                           Title: President

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION


By: /s/ Thomas G. McGonagle
------------------------------------
   Name:  Thomas G. McGonagle
   Title: Senior Vice President


BT SECURITIES CORPORATION


By:_________________________________
   Name:
   Title:


BEAR, STEARNS & CO. INC.


By:_________________________________
   Name:
   Title:


PARIBAS CORPORATION


By:_________________________________
   Name:
   Title:

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION


By:_________________________________
   Name:
   Title:


BT SECURITIES CORPORATION


By: /s/ Art Penn
------------------------------------
   Name:  Art Penn
   Title: Managing Director


BEAR, STEARNS & CO. INC.


By:_________________________________
   Name:
   Title:


PARIBAS CORPORATION


By:_________________________________
   Name:
   Title:

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION


By:_________________________________
   Name:
   Title:


BT SECURITIES CORPORATION


By:_________________________________
   Name:
   Title:


BEAR, STEARNS & CO. INC.


By: /s/ Philip Berney
------------------------------------
   Name:  Philip Berney
   Title: Senior Managing Director


PARIBAS CORPORATION


By:_________________________________
   Name:
   Title:

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION


By:_________________________________
   Name:
   Title:


BT SECURITIES CORPORATION


By:_________________________________
   Name:
   Title:


BEAR, STEARNS & CO. INC.


By:_________________________________
   Name:
   Title:


PARIBAS CORPORATION


By: /s/ Robert Howard
------------------------------------
   Name:  Robert Howard
   Title: Managing Director

                                   SCHEDULE A

Initial Purchaser                                          Amount
-----------------                                          ------

Donaldson, Lufkin & Jenrette
    Securities Corporation                                $114,000,000

BT Securities Corporation                                   47,500,000

Bear, Stearns & Co. Inc.                                    28,500,000

Paribas Corporation                                         10,000,000

                                                          ------------

                                               Total      $200,000,000

                                   SCHEDULE B

                              Subsidiaries of IMED

IMED Merger Sub, Inc.
IMED International Trading Corp.
IMED Ltd. U.K. Corporation
IMED Pty. Ltd. Australia
IMED Canada Ltd.
IMED Holding Co. Ltd.
IMED Ireland

                                   SCHEDULE C

                        Subsidiaries of Surviving Company

IVAC Foreign Sales Corp.
River Medical, Inc.
IVAC Canada, Inc.
IVAC-Medical, B.V.
IVAC Scandanavia AB
IVAC Industries Limited
IVAC UK Limited
IVAC France S.A.
IVAC Medizintechnik GmbH
Electromedicina IVAC, S.L.
IMED International Trading Corp.
IMED Ltd.
IMED Pty. Ltd.
IMED Canada Ltd.
IMED Holding Co. Ltd.
IMED Ireland

                                   SCHEDULE D

                           IMED Domestic Subsidiaries


IMED Merger, Sub. Inc.
IMED International Trading Corp.

                                   SCHEDULE E

                     Surviving Company Domestic Subsidiaries

IVAC Overseas Holdings, Inc.
IMED International Trading Corp.

                                    EXHIBIT A

                      Form of Registration Rights Agreement


                                       A-1